UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




          Date of Report (Date of earliest event reported) May 22, 2001

             (Exact name of registrant as specified in its charter)
                               DST Systems, Inc.

           (State or other         (Commission         (I.R.S. Employer
             jurisdiction          File Number)       Identification No.)
           of incorporation)

                Delaware            1-14036               43-1581814


                333 West 11th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (816) 435-6568


                                 Not Applicable
         (Former name or former address, if changed since last report.)

                                    FORM 8-K
                                DST SYSTEMS, INC.
ITEM 1  CHANGES IN CONTROL OF REGISTRANT
Not applicable.

ITEM 2  ACQUISITION OR DISPOSITION OF ASSETS
Not applicable.

ITEM 3  BANKRUPTCY OR RECEIVERSHIP
Not applicable.

ITEM 4  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
Not applicable.

ITEM 5  OTHER EVENTS
See attached as an Exhibit to this Form 8-K a News Release released May 22, 2001 concerning the announcement of an agreement between State Street Corporation and Registrant for State Street Corporation to acquire Registrant's portfolio accounting service business.

ITEM 6  RESIGNATIONS OF REGISTRANT'S DIRECTORS
Not applicable.

ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS
Not applicable.

ITEM 8  CHANGE IN FISCAL YEAR
Not applicable.

ITEM 9 REGULATION FD DISCLOSURE
Not applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DST Systems, Inc.


                                     /s/ Randall D. Young
                                     Randall D. Young
                                     Vice President and
                                     Assistant General Counsel

Date: May 23, 2001

May 22, 2001

            STATE STREET TO ACQUIRE MUTUAL FUND PORTFOLIO ACCOUNTING
                       SERVICE BUSINESS FROM DST SYSTEMS

State Street Corporation (NYSE: STT) and DST Systems Inc. (NYSE: DST) announced today that they have signed a definitive agreement for State Street to acquire DST's portfolio accounting service business. Terms of the transaction were not disclosed.

DST's portfolio accounting service business utilizes the Portfolio Accounting System (PAS), an integrated system that automates mutual fund accounting and investment management record keeping processes such as security pricing and dividend calculations, income and expense accruals, securities inventories, accounting for daily shareholder activity and calculation of daily net asset values. PAS supports investment accounting for mutual funds, private accounts, variable annuities, separate accounts, unit trusts, insurance portfolios, and pooled trust accounts.

"With the acquisition of DST's state-of-the-art accounting servicing business, we are adding an important new dimension to the services we provide our existing clients. Transactions like this one strategically position State Street to be the optimal long-term partner who can continually provide the level of flexibility and innovation our clients need to meet their increasingly complex challenges in mutual fund accounting and investment management record keeping processes," said Ronald E. Logue, vice chairman, chief operating officer of State Street Corporation and head of State Street's Investor Services business.

Under the terms of the agreement, DST will provide data processing support for PAS and State Street will hire approximately 85 employees of the business. PAS currently provides each client with essential data processing components to support automated investment accounting, including application processing, system support, maintenance and software development. Clients control data entry, operator access, transaction processing, and output production.

Tom McCullough, Executive Vice President and Chief Operating Officer of DST, commented: "We are confident that clients of the PAS business will benefit from being associated with a world-class institution like State Street. This business has been successful for DST over the last 20 years and we believe that State Street is in an excellent position to continue and extend that growth. This business is independent of DST's mutual fund transfer agency business and has no impact on DST's core business of mutual fund shareholder accounting."

The transaction, which has been approved by the Boards of both companies, is expected to close in June 2001, subject to regulatory approvals.

With $5.8 trillion in assets under custody and $703 billion under management, State Street Corporation is one of the world's leading specialists in meeting the needs of sophisticated global investors. Offices are located in the United States, Canada, Chile, Cayman Islands, Netherlands Antilles, Ireland, United Kingdom, Netherlands, France, Belgium, Luxembourg, Switzerland, Germany, Czech Republic, United Arab Emirates, Russia, People's Republic of China, Taiwan, South Korea, Japan, Singapore, Australia, and New Zealand. State Street Corporation's common stock is traded on the New York Stock Exchange under the symbol STT. For more information, please visit the company's website at www.statestreet.com.

DST Systems, Inc. (NYSE: DST) provides sophisticated information processing and computer software services and products that help clients improve productivity, increase efficiencies, and provide higher levels of customer service. DST is organized domestically and internationally into three operating segments:
Financial Services, Customer Management, and Output Solutions. DST operates one of the most advanced data centers in the world, which provides information-processing services to support the products within each operating segment. These products are further enhanced through the integration of DST's advanced technology and e-commerce solutions.

                                      # # #

This news release contains forward-looking statements as defined by federal securities laws. Such statements are based upon current beliefs and expectations of State Street's management and are subject to significant risks and uncertainties. Actual results may vary from those set forth in the forward-looking statements. The uncertainties include the risk that the benefits from the purchase may not be realized or may take longer to realize than expected, and the risk that clients might not consent to the transition. Other important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements are set forth in the company's annual report and subsequent SEC filings. These include risks and uncertainties relating to the value of worldwide financial markets, dynamics of markets served, pricing and competition, and the pace of new business. State Street encourages investors to read the corporation's 2000 annual report, particularly the section on factors that may affect financial results, and its SEC filings for additional information with respect to any forward-looking statements.

DST Systems, Inc.
333 West 11th Street
Kansas City, MO
64105-1594

NYSE & CHX Symbol: DST

Contact:
Alyson Riley (617) 664-6437
State Street Corporation

Kenneth V. Hager (816) 435-8603
Vice President and Chief Financial Officer